SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                    ___________________________



                            FORM 8-K

                         CURRENT REPORT



                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


               Date of Report: February 12, 1997




                       MS FINANCIAL, INC.

      (Exact name of registrant as specified in its charter)






          Delaware                0-26474             64-0835847
(State or other jurisdiction      (Commission              (IRS Employer
of incorporation or organization)  File Number)             I. D. Number)



            715 S. Pear Orchard Road
                  Suite 300
          Ridgeland, Mississippi 39157       (601) 978-6737
      (Address of principal executive      (Registrant's telephone number,
          offices) (Zip Code)                including area code)



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Item 5.   Other Events


     On February 7, 1997, Registrant entered into an Agreement and Plan of Merger dated as of February 7, 1997 (the "Merger Agreement") with Search Capital Group, Inc. ("Search") pursuant to which registrant will merge with a wholly-owned subsidiary of Search (the "Merger"). As a consequence of the Merger, each shareholder of Registrant will be entitled to receive shares of the common stock of Search, resulting in Registrant becoming a wholly-owned subsidiary of Search. The exchange ratio for the Merger will be determined by reference to the average price per share of the common stock of Search for the 10 day-trading period ending on the fifth business day prior to the special meeting of stockholders of Registrant at which the Merger Agreement will be considered for adoption (the "Average Trading Price"). The exchange ratio will equal $2.00 (the "Per Share Amount") divided by the Average Trading Price, subject to a maximum of .46 and a minimum of .34. The Per Share Amount and the maximum and minimum exchange ratios are subject to adjustment in certain circumstances.

     The Merger is subject to customary conditions, including the receipt of regulatory approvals and the finalization of acceptable arrangements with Registrant's lenders. The Merger is expected to be submitted to stockholders for approval in April. Approval of the Merger by Registrant's stockholders requires the affirmative vote of a majority of the outstanding shares of common stock. Pursuant to a Stockholders Agreement dated as of February 7, 1997 (the "Stockholders Agreement"), Registrant's principal stockholders, which together own approximately 77% of Registrant's outstanding common stock, have agreed to vote their shares in favor of the Merger.

     The Merger Agreement and the Stockholders Agreement are filed herewith as Exhibits 2.1 and 2.2, respectively. Reference is hereby made to those Exhibits for a more complete description of the provisions of those agreements referred to herein, and each such reference herein is qualified in its entirety by the reference to such Exhibits. The press release issued by Registrant and Search with respect to the transactions described herein is filed herewith as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


     (c)  Exhibits


Exhibit No.    Description

    2.1 Agreement and Plan of Merger dated as of February 7, 1997 by and among Search Capital Group, Inc., Search Capital Acquisition Corp. and MS Financial, Inc. (A copy of the Schedules to the Agreement and Plan of Merger will be furnished to the Commission supplementally upon request)

    2.2 Stockholders Agreement dated as of February 7, 1997 by and among Search Capital Group, Inc., MS Diversified Corporation, MS Financial Services, Inc. and Golder, Thoma, Cressy, Rauner Fund IV, L.P. (A copy of the Exhibits to the Stockholders Agreement will be furnished to the Commission supplementally upon request)

      99       Press Release dated February 7, 1997









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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                   MS FINANCIAL, INC.



Dated:   February 12, 1997         By: /s/ R. Dale Miller
                                     R. Dale Miller
                                     Controller and Principal
                                     Accounting Officer





























                         EXHIBIT INDEX



Exhibit No.    Description

    2.1 Agreement and Plan of Merger dated as of February 7, 1997 by and among Search Capital Group, Inc., Search Capital Acquisition Corp. and MS Financial, Inc. (A copy of the Schedules to the Agreement and Plan of Merger will be furnished to the Commission supplementally upon request)

    2.2 Stockholders Agreement dated as of February 7, 1997 by and among Search Capital Group, Inc., MS Diversified Corporation, MS Financial Services, Inc. and Golder, Thoma, Cressy, Rauner Fund IV, L.P. (A copy of the Exhibits to the Stockholders Agreement will be furnished to the Commission supplementally upon request)

      99       Press Release dated February 7, 1997